UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 27, 2007

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The Finish Line, Inc. (the “Company”) previously disclosed a lawsuit (the “Lawsuit”) filed by Genesco Inc. (“Genesco”) in the Chancery Court in Nashville, Tennessee relating to the proposed acquisition of Genesco by the Company (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Agreement”) dated June 17, 2007, among the Company, Headwind, Inc. and Genesco.

The Company also remains as a defendant, along with Genesco, in a complaint for declaratory relief filed by UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”), in the United States District Court for the Southern District of New York.  UBS is seeking a declaration in that New York court that its Commitment Letter with the Company for such financing, which expires on April 30, 2008, is void and/or may properly be terminated by UBS because the Company will not be able to provide, prior to the expiration of the Financing Commitment, a valid solvency certificate attesting to the solvency of the combined Finish Line-Genesco entity resulting from the Merger and such a certificate is a condition precedent to the closing of the financing.

The Chancery Court in Nashville, Tennessee issued its opinion on December 27, 2007 in the Lawsuit.  It held that the Company is required to close the merger with Genesco and use reasonable efforts to obtain the financing required to do so.  The Court reserved for determination by the United States District Court for the Southern District of New York as to whether the merged entity would be insolvent.  If the New York District Court so holds, the merger will be halted.

A copy of the Company’s press release related to the decision of the Chancery Court in Nashville Tennessee is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued December 27, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: December 28, 2007	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President-Chief Financial Officer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 27, 2007

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